Exhibit 3.2

                             INTER-TEL, INCORPORATED
                             an Arizona Corporation

                                     BYLAWS

          (As adopted June 25, 1979; amended December 24, 1980; amended
        November 30, 1981; amended March 30, 1983; amended June 30, 1983;
          amended September 29, 1983; amended August 15, 1984; amended
                January 31, 1985; and amended November 2, 1995.)


                                    SECTION I

                           OFFICES AND CORPORATE SEAL

1.1 Principal Office. The known place of business of the Corporation which shall also be known as its principal place of business shall be at the address so designated in the Articles of Incorporation or if no address is so designated, at the office of its statutory agent. The address of the Corporation's known place of business may be changed from time to time by the Board in the manner provided by the Arizona Revised Statutes and without amending the Articles of Incorporation.

1.2 Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as the Board of Directors may from time to time determine or the business of the Corporation may require, where the business of the Corporation may be transacted with the same effect as though done at the principal office.

1.3 Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used, the same shall, at the pleasure of the officer affixing the same, be either (a) a circle having on the circumference thereof "Inter-Tel, Incorporated" and in the center "Incorporated 1969 Arizona," or (b) a circle containing the words "Corporate Seal" on the circumference thereof.

                                    SECTION 2

                                  SHAREHOLDERS

2.1 Shareholder's Meetings. All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the Corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. Commencing in 1996, annual meetings of shareholders shall be held on the third Thursday in April, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, shareholders entitled to vote shall elect a Board of Directors and transact such other business as properly may be brought before the meeting. The candidates receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

2.3 Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting. The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days nor less than ten days prior to any such action, as fixed by the Board of Directors. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at 4:00 in the afternoon on the later of the day thirty days before the day on which notice is given or the day seventy days prior to the date of the meeting.

2.4 List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

2.5 Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of shareholders owning at least ten percent (10%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.6 Notice of Special Meeting. Written notice of a special meeting of shareholders stating in reasonable detail the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given, not less than ten nor more than fifty days before the date of the meting, to each shareholder entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days nor less than ten days prior to any such action, as fixed by the Board of Directors. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at 4:00 in the afternoon on the later of the day thirty days before the day on which notice is given or the day seventy days prior to the date of the meeting.

2.7 Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.8 Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.9 Voting. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. No proxy shall be effective unless in writing and in compliance with (i) applicable law and (ii) such reasonable requirements as the Board of Directors may prescribe. Unless demanded by a shareholder present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the shareholder voting, or by his or her proxy, and shall state the number of shares voted.

2.10 Action Without Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote with respect to the subject matter of the action.

2.11 Waiver of Notice. Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written waiver of notice either before or after the time of the meeting.

                                    SECTION 3

                                    DIRECTORS

3.1 Number. The number of Directors shall be determined from time to time by resolution adopted by a majority of the total authorized number of Directors. Until otherwise determined by such resolution, the authorized number of Directors shall be six. The Directors shall be elected at the annual meeting of the shareholders, except as provided in 3.2 of this Section 3, and each Director elected shall hold office until his or her successor is elected and qualified, unless sooner displaced. Directors need not be shareholders. Subject to the limitations imposed by applicable law, the holders of a majority of the shares then entitled to vote at an election of the Directors may remove a Director or Directors (or all Directors) at any time, with or without cause. Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.2 Vacancies. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

3.3 Powers. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

3.4 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Arizona; and such meetings may be held by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

3.5 Annual Meetings. The first meeting of the newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place of the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.

3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice and at such time and at such place as shall from time to time be determined by the Board.

3.7 Special Meetings. Special meetings of the Board of Directors may be called by the President or the Secretary on 24 hours notice to each Director, either personally or by mail or by telegram or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors.

3.8 Quorum. At all meetings of the Board, a majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.10 Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular or special meeting of Directors by executing a written waiver of notice either before or after the time of the meeting.

3.11 Executive Committee. There shall be an Executive Committee consisting of at least three members of the Board of Directors who shall be elected by the whole Board at the first meeting of the Board of Directors following each annual meeting of shareholders. Members of the Executive Committee shall serve at the pleasure of the Board of Directors and each member of the Executive Committee may be removed with or without cause at any time by the Board of Directors acting at a meeting or by unanimous written consent. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors. The Executive Committee shall have and may exercise the powers of he Board of Directors and the management of the business and affairs of the Corporation, but no such committee shall have the authority of the Board of Directors in reference to the following matters:

         1.  The  submission  to   shareholders  of  any  action  that  requires
shareholders' authorization or approval by law.

         2. The filling of vacancies on the Board of Directors or in any committee of the Board of Directors.

         3. The amendment or repeal of the bylaws or the adoption of new bylaws.

         4. The fixing of compensation of Directors for serving on the Board or on any committee of the Board of Directors.

3.12 Additional Standing Committees. The Board of Directors may from time to time designate such additional standing committees as it may deem advisable. The Board of Directors shall delegate to such standing committees such functions, duties and responsibilities as it may choose, and shall from time to time fix, appoint and remove the members of such committees.

3.13 Special Committees. The Board of Directors may at any time designate such special committees as it may deem advisable, may fix the duties of such committees, and appoint and remove their members.

3.14 Minutes and Records of Committees. A record shall be kept of the proceedings and determinations of all standing committees and the reports of all special committees. The minutes of the meetings of the Executive Committee and other special and standing committees (if such committees shall be organized) shall be preserved in the same manner as are preserved the minutes of all meetings of the Board of Directors.

3.15 Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each such meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

3.16 Vacancies. Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board.

3.17 Dissolution of Committees; Removal of Committee Members. The Board, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and with or without cause, remove any member thereof.

                                    SECTION 4

                                    OFFICERS

4.1 Designation of Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices, except the offices of President and Secretary, may be held by the same person.

4.2 Appointment of Officers. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, one or more vice presidents, a Secretary and a Treasurer, and may choose a chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary who shall hold their offices at the pleasure of the Board of Directors and who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The power to appoint and remove such agents may be delegated by the Board. the officers of the Corporation shall hold office until their successors are chosen, or until sooner displaced. Any officer elected by the Board of Directors may be removed, with or without then serving. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.3 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors, or if delegated to a committee in the minutes of such committee.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors at any time.

4.5 Chairman of the Board. The chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be from time to time assigned to him or her.

4.6 President. The President shall preside at all meetings of shareholders, and if a chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He or she may sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Corporation, and shall act as operating and directing head of the Corporation, subject to policies established by the Board of Directors. Unless the Board of Directors specifies otherwise, the President shall have the authority to vote (or grant a proxy with respect to) any securities held or owned by the Corporation.

4.7 Vice Presidents. There shall be as many vice presidents as shall be determined from time to time and they shall perform such duties as may be from time to time assigned to them. Any one of the vice presidents, as authorized by the Board, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.

4.8 Secretary. The Secretary shall see that the minutes of all meetings of shareholders, of the Board and of any standing committees are kept. He or she shall be the custodian of the corporate seal, and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the shareholders and of the Board of Directors. He or she shall have charge of all the books and records of the Corporation except the books of account and in general shall perform all the duties incident to the office of Secretary of the Corporation and such other duties as may be assigned to him or her.

4.9 Treasurer. The Treasurer shall have general custody of all of the funds and securities of the Corporation except such as may be required by law to be deposited with any state official; he or she shall see to the deposit of the funds of the Corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, Directors and shareholders at proper times. He or she shall have charge of the preparation and filing of such reports and financial statements and returns as may be required by law. He or she shall give to the Corporation such fidelity bond as may be required, and the premium therefor shall be paid by the Corporation as an operating expense.

4.10 Assistant Secretaries. There may be such number of assistant secretaries as the Board of Directors may from time to time fix, and such persons shall perform such functions as may be from time to time assigned to them. No assistant secretary shall have power or authority to collect, account for, or pay over any tax imposed by federal, state or city government.

4.11 Assistant Treasurers. There may be such number of assistant treasurers as the Board of Directors may form time to time fix, and such persons shall perform such functions as may be from time to time assigned to them. No assistant treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.




                                    SECTION 5

                         REPEAL, ALTERATION OR AMENDMENT

These bylaws may be repealed, altered or amended or substitute bylaws may be adopted only by a majority of the Board of Directors.



                           /s/ Thomas C. Parise
                           ----------------------------
                           Thomas C. Parise, President


ATTEST:

/s/ Kurt R. Kneip
---------------------
Kurt Kneip, Secretary